SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported)  December 2, 1996

                       BALCOR EQUITY PENSION INVESTORS-I
         ------------------------------------------------------------
                           Exact Name of Registrant

Illinois                                2-85270
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3240345
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code

              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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GSB Office Building

In 1984, the Partnership acquired the GSB Office Building, Bala Cynwyd, Pennsylvania, utilizing approximately $20,695,000 of offering proceeds.

On December 11, 1996, the Partnership contracted to sell the property for a sale price of $20,500,000 to an unaffiliated party, Berwind Property Group, a Pennsylvania corporation. The purchaser has deposited $400,000 into an escrow account as earnest money. The remaining portion of the sale price will be payable in cash at closing, which is scheduled to occur on January 23, 1997. From the proceeds of the sale, the Partnership will pay $410,000 as a brokerage commission to an affiliate of the third party providing property management services for the property. The Partnership will receive the remaining proceeds of approximately $20,090,000, less closing costs. Of such proceeds, $500,000 will be retained by the Partnership and will not be available for use or distribution by the Partnership until December 1, 1997. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.


ITEM 5.  OTHER EVENTS
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a)  Oxford Hills Apartments

As previously reported, on October 16, 1996, the Partnership contracted to sell Oxford Hills Apartments, St. Louis County, Missouri, for a sale price of $22,278,500 to an unaffiliated party, Arbor Properties, Inc., a Texas corporation. The purchaser assigned its rights under the agreement of sale to its affiliate, Oxford Hill Limited Partnership, and the sale closed on November 25, 1996. From the proceeds of the sale, the Partnership paid $278,481 to an unaffiliated party as a brokerage commission, $167,089 to an affiliate of the third party providing property management services for the property as a fee for services rendered in connection with the sale of the property and $29,569 in closing costs. The Partnership received the remaining proceeds of $21,803,361. Of such proceeds, $250,000 is being retained by the Partnership and will not be available for use or distribution by the Partnership until 120 days after closing.

b) Park Center Office Building

In 1984, the Partnership funded a $11,000,000 first mortgage loan collateralized by the Park Center Office Building, Maitland, Florida. The Partnership obtained title to the property through a deed in lieu of foreclosure in 1986.
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On December 2, 1996, the Partnership contracted to sell the property for a sale price of $8,300,000 to an unaffiliated party, CMD Realty Investment Fund II, L.P., an Illinois limited partnership. The sale closed on December 6, 1996. From the proceeds of the sale, the Partnership paid $166,000 as a brokerage commission to an affiliate of the third party providing property management
services for the property and $95,460 in  closing costs.    The Partnership
received the remaining proceeds of $8,038,540. Of such proceeds, $200,000 is being held in escrow and will not be released until the later of the resolution of certain tenant claims or 180 days after closing. Neither the General
Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

c)  Pacific Center Office Buildings

As previously reported, on October 10, 1996, the joint venture consisting of the Partnership and an affiliate (the "Joint Venture") which owns the Pacific Center Office Buildings, Dallas, Texas, contracted to sell the property for a sale price of $16,750,000 to an unaffiliated party, Transwestern Investment Company, L.L.C. The Joint Venture and the purchaser subsequently agreed to reduce the sale price to $15,950,000. The purchaser assigned its rights under the agreement of sale to its affiliate, Transwestern Office Partners I, LLC, and the sale closed on December 18, 1996. From the proceeds of the sale, the Joint Venture paid $319,000 as a brokerage commission to an affiliate of the third party providing property management services for the property and $122,046 in closing costs. The Joint Venture received the remaining proceeds of $15,508,954, of which the Partnership's share is $11,955,853.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) Agreement of Sale and attachment thereto relating to the sale of the GSB Office Building, Bala Cynwyd, Pennsylvania.

          (99) (a) (i)  Agreement of Sale and attachment thereto relating to the sale of the Park Center Office Building, Maitland, Florida.

                   (ii) Escrow Agreement relating to the sale of the Park
                        Center Office Building, Maitland, Florida.

                   (iii)First Amendment to Escrow Agreement relating to the
                        sale of the Park Center Office Building, Maitland, Florida.

               (b) (i) First Amendment to Agreement of Sale relating to the sale of the Pacific Center Office Buildings, Dallas, Texas.

                   (ii) Second Amendment to Agreement of Sale relating to the sale of the Pacific Center Office Buildings, Dallas, Texas.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.


Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                    BALCOR EQUITY PENSION INVESTORS-I

                         By:  Balcor Equity Partners-I, an Illinois
                              general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:   /s/ Jerry M. Ogle
                              ------------------------------------
                                   Jerry M. Ogle, Vice President
                                   and Secretary

Dated:  December 26, 1996
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